Exhibit 99.03










          _________________________________________________________________



                     Option, Transfer and Registration Agreement

                                        among

                          United States Filter Corporation,

                                   Thomas J. Goulet

                                         and

                               M&I Ventures Corporation

                                     dated as of


                                  September 30, 1996



          _________________________________________________________________

                     Option, Transfer and Registration Agreement
                                        among
                          United States Filter Corporation,
                                   Thomas J. Goulet
                                         and
                               M&I Ventures Corporation
                                     dated as of
                                  September 30, 1996

                                  TABLE OF CONTENTS

                                                                       PAGE

          1.   Certain Definitions  . . . . . . . . . . . . . . . .       1
          2.   Restrictions on Transferability  . . . . . . . . . .       2
          3.   Restrictive Legends  . . . . . . . . . . . . . . . .       2
          4.   Notice of Proposed Transfers . . . . . . . . . . . .       3
          5.   Company Registration . . . . . . . . . . . . . . . .       4
          6.   Expenses of Registration . . . . . . . . . . . . . .       5
          7.   Indemnification  . . . . . . . . . . . . . . . . . .       5
          8.   Obligations of the Company . . . . . . . . . . . . .       7
          9.   Securities Law Compliance  . . . . . . . . . . . . .       7
          10.  Standoff Agreement   . . . . . . . . . . . . . . . .       7
          11.  Rule 144 Requirements  . . . . . . . . . . . . . . .       7
          12.  Put Right and Call Offer   . . . . . . . . . . . . .       8
          13.  Amendment  . . . . . . . . . . . . . . . . . . . . .       9
          14.  Investment Representation. . . . . . . . . . . . . .       9
          15.  Notices, etc.. . . . . . . . . . . . . . . . . . . .       9
          16.  Entire Agreement; Severability . . . . . . . . . . .      10
          17.  Governing Law  . . . . . . . . . . . . . . . . . . .      10
          18.  Counterparts . . . . . . . . . . . . . . . . . . . .      10

                     OPTION, TRANSFER AND REGISTRATION AGREEMENT

               This Option, Transfer and Registration Agreement ("Agreement") is entered into as of September 30, 1996 among United States Filter Corporation, a Delaware corporation (the "Company"), Thomas J. Goulet and M&I Ventures Corporation, a Wisconsin corporation, with reference to certain shares of Common Stock, $.01 par value (the "Common Stock") of the Company.

               1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

                    "Commission" shall mean the United States Securities
               and Exchange Commission or any other federal agency at the time administering the Securities Act.

                    "Escrow Agent" shall mean Firstar Trust Company of
               Milwaukee, Wisconsin.

                    "Escrow Agreement" shall mean the escrow agreement
               provided for in the Stock Purchase Agreement.

                    "Exchange Act" shall mean the United States Securities
               Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time and any successor thereto.

                    "Holders" shall mean Thomas J. Goulet and M&I Ventures
               Corporation, a Wisconsin corporation.

                    "Registrable Shares" shall mean the Shares; provided,
               however, that Shares shall be treated as Registrable Shares only if and so long as they have not been (i) sold in a public distribution or a public securities transaction, or
               (ii) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act as a result of which all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale.

                    The terms "register", "registered" and "registration"
               refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

                    "Registration Expenses" shall mean all registration,
               qualification and filing fees, fees and disbursements of counsel for the Company, accounting fees incident to any such registration, state securities or blue sky fees and expenses, transfer agent and registrar fees, reasonable fees and expenses of any special experts retained by the Company in connection with any such registration, and any listing fees.

                    "Restricted Shares" shall mean the shares of the
               Company required to bear the legend set forth in paragraph
               (a) of Section 3 hereof.

                    "Rule 144" shall mean Rule 144 promulgated under the
               Securities Act, as such Rule shall be in effect at the time, and any successor thereto.

                    "Securities Act" shall mean the United States
               Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                    "Selling and Distribution Expenses" shall mean all
               underwriting discounts, selling commissions and stock transfer taxes attributable to the sale of Shares by the Holders and any out-of-pocket expenses of the Holders incurred in connection with the registration of Shares, including, without limitation, fees and disbursements of counsel for the Holders if such counsel is not also counsel for the Company, printing expenses and marketing expenses.

                    "Shares" shall mean the 133,333 shares of Common Stock
               issued to or for the benefit of the Holders on the date hereof, as that number shall be adjusted pursuant to the Stock Purchase Agreement, and any shares of Common Stock issued in respect thereof in connection with stock splits, stock dividends or distributions, or combinations or similar recapitalizations, on or after the date hereof.

                    "Stock Purchase Agreement" shall mean the Stock
               Purchase Agreement dated as of September 20, 1996 by and among the parties hereto, Kisco Water Treatment Company and Illinois Water Treatment, Inc.

               2. Restrictions on Transferability. The Shares may be sold, assigned, transferred or pledged only in accordance with the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act.

               3.   Restrictive Legends.

                    (a) Each certificate representing Shares shall (unless otherwise permitted by subsection (c) of this Section 3 or
          Section 4) be stamped with the following legend:



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


               THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED PURSUANT TO AN EXEMPTION FROM AND HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR PLEDGED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE COMPANY) REASONABLY ACCEPTABLE TO IT STATING THAT SUCH REGISTRATION IS NOT REQUIRED.

                    (b) Each certificate representing Shares shall also be stamped with the following legend:

               THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF AN AGREEMENT BETWEEN CERTAIN STOCKHOLDERS AND THE CORPORATION WHICH INCLUDES RESTRICTIONS ON CERTAIN SALES OF THE SECURITIES. COPIES OF THE AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.

                    (c) Each Holder consents to the Company's making a notation on its records and giving instructions to any transfer agent of the Company in order to implement the restrictions on transfer established in this Agreement. The legend placed on any certificate pursuant to Section 3(a) and any notations or instructions with respect to the Restricted Shares represented by such certificate will be promptly removed, and the Company will promptly issue a certificate without such legend to the Holder of such Restricted Shares (i) if such Restricted Shares are registered under the Securities Act (but only in connection with the actual sale of such securities) and a prospectus meeting the requirements of Section 10 of the Securities Act is available or
          (ii) if the Holder thereof satisfies the requirements of Rule 144(k) and, where reasonably determined necessary by the Company, provides the Company with an opinion of counsel for the Holder of the Shares, both such counsel and such opinion being reasonably satisfactory to the Company, to the effect that (A) the Holder meets the requirements of Rule 144(k) or (B) a public sale, transfer or assignment of the Shares may be made without registration.

               4. Notice of Proposed Transfers. The holder of each certificate representing Restricted Shares by acceptance thereof agrees to comply in all respects with the provisions of this
          Section 4. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Shares, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the Holder thereof shall notify the Company in writing of such Holder's intention to effect such sale, assignment, transfer or pledge and the intended manner and circumstances thereof in reasonable detail. If requested by the

          Company, any such notice shall be accompanied at such Holder's expense by a written opinion of legal counsel who is, and whose legal opinion shall be, reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transfer of Restricted Shares may be effected without registration under the Securities Act, and by such certificates and other information as the Company may reasonably require to confirm such opinion, whereupon the Holder of such Restricted Shares shall be entitled to transfer such Restricted Shares in the manner contemplated by such opinion. Each certificate evidencing the Restricted Shares transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in Section 3(a) above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for such Holder and the Company such legend is not required in order to establish compliance with any provisions of the Securities Act. So long as such restrictive legend shall be required to remain on any such certificates, the transfer of the Restricted Shares represented thereby shall be conditioned upon the transferee thereof becoming a party hereto (except that such transferee shall have no rights under Sections 5 or 12 hereof unless the transferee is a Holder).

               5.   Company Registration.

                    (a) Notice of Registration. If, at any time or from time to time, the Company shall determine to register any of its Common Stock, either for its own account or the account of a security holder or holders for distribution pursuant to an underwritten offering, the Company will (i) promptly give to each Holder written notice thereof, and (ii) include in such registration (and any related qualification under blue sky laws or other compliance), subject to Section 5(b), all the Registrable Shares held by such Holder if so requested in writing by the Holder within 30 days after receipt of such written notice from the Company.

                    (b) Underwriting. The right of the Holders to registration pursuant to this Section 5 shall be conditioned upon the Holders' participation in such underwriting and the inclusion of all the Registrable Shares held by such Holders in the underwriting to the extent provided herein. The Holder, proposing to distribute all the Registrable Shares held by such Holder through such underwriting shall (together with the Company and the other holders distributing shares of Common Stock through such underwriting), if required by the managing underwriter of such offering, enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company (or by the holders who have demanded such registration), and shall provide to the Company upon written request such information referenced in Section 5(d) hereof as may be specified in such request. Notwithstanding any other provision of this Section 5, if the managing underwriter in its sole discretion determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Shares to be included in such registration. The Company shall so advise all Holders and the other holders distributing their securities through such underwriting pursuant to piggyback registration rights similar to this Section 5, and the number of Registrable Shares and other securities that may be included in the registration and underwriting by such Holders and such other holders shall be reduced by the number of shares determined by the managing underwriter not to be included in such registration, such cutback to be allocated among all Holders and such other holders in proportion, as nearly as practicable, to the respective amounts of Registrable Shares held by such Holders and such other securities by such other holders. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter.

                    (c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration under this Section 5 prior to the effectiveness of such registration whether or not the Holders have elected to include securities in such registration.

               6. Expenses of Registration. All Registration Expenses incurred in connection with any registration pursuant to Section 5 shall be borne by the Company. All Selling and Distribution Expenses attributable to the Registrable Shares registered on behalf of the Holders shall be borne by the Holders of the Registrable Shares included in such registration pro rata on the basis of the number of Registrable Shares so registered.

               7.   Indemnification.

                    (a) The Company will indemnify each Holder, each of its officers, directors, employees and agents and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act or any other federal, state or common law rule or regulation applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers, directors, employees and agents and each person controlling such Holder for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any written information furnished to the Company pursuant to an instrument duly executed by such Holder or controlling person and stated to be specifically for use therein.

                    (b) Each Holder will, if Registrable Shares held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only if and to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with any written information furnished to the Company pursuant to an instrument duly executed by such Holder and stated to be specifically for use therein.

                    (c)  Each party entitled to indemnification under this
          Section 7 (the "Indemnified Party") shall give written notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and

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


          shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless, but only to the extent that, the failure to give such notice is actually prejudicial to an Indemnifying Party's ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

                    (d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which any Holder of Registrable Shares exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to this
          Section 7 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 7 provides for indemnification in such case, then, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Shares offered by the registration statement bears to the public offering price of all Shares offered by such registration statement; and the Company is responsible for the remaining portion not payable by any other Holder or holder; provided, however, that, in any such case, (A) no such Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Shares offered by it pursuant to such registration statement; and
          (B) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

               8. Obligations of the Company. Whenever required under this Agreement to effect the registration of any Registrable Shares, the Company shall, as expeditiously as reasonably possible:

                    (a) Furnish to the Holders whose Registrable Shares have been included in a registration statement such numbers of copies of the registration statement and all amendments thereto, any prospectus included in such registration statement, including any preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Shares owned by them.

                    (b) Enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

               9. Securities Law Compliance. The Holders of Registrable Shares included in any registration pursuant to this Agreement covenant that they will comply with the Securities Act and with the Exchange Act with respect to any such registration.

               10. Standoff Agreement. The Holders agree in connection with any registration of the Company's securities, upon request of the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Shares (other than those included in such registration), without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 120 days) from the effective date of such registration as may be requested by the Company or such managing underwriters.

               11.  Rule 144 Requirements.  The Company agrees to:

                    (a) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;

                    (b) furnish to any Holder of Registrable Securities upon request (i) a written statement by the Company as to its compliance with the requirements of Rule 144(c), and the reporting requirements of the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as such Holder may reasonably request to avail itself of any similar rule or regulation of the Commission allowing itself to sell any such securities without registration; and

                    (c) cooperate with any Holder in such manner as such Holder may reasonably request so as to enable sales made in compliance with the requirements of Rule 144 to be made in compliance with the requirements of any transfer agent, registrar or the broker through whom any sales are to be executed.

               12.  Put Right and Call Offer.

                    (a) Subject to Section 12(b) below, each Holder shall have the right to sell (a "Put Right") during the Put Right Exercise Period (as defined below), and upon exercise of that right the Company shall purchase, all the Shares then owned by such Holder at a purchase price per Share equal to 100% of the Specified Price (as defined below) during the Put Right Exercise Period. If the Put Right is not duly exercised during the Put Right Exercise Period, it shall expire at the end of the Put Right Exercise Period. A Put Right may be exercised only once by each Holder.

                    (b) The Company may offer to purchase from each Holder or from all of the Holders (a "Call Offer") during the Call Offer Period (as defined below) all or any portion of the Shares then owned by such Holders at a purchase price equal to 110% of the Specified Price (as defined below). The Holders may, at their option, accept such Call Offer upon written notice delivered to the Company within twenty business days after notice of the Call Offer is given to the Holders. If any Holder does not duly accept the Call Offer in accordance with the terms of the Call Offer and this Agreement, or if any such Holder accepts the Call Offer but subsequently does not sell to the Company the Shares agreed to be sold by such Holder to the Company within the period provided for in this Section 12, then both the Call Offer and all rights of the Holders under Section 12(a) with respect to the Shares subject to such Call Offer shall then immediately expire and be of no further force and effect.

                    (c) The "Specified Price" for each Share subject to a Put Right or a Call Offer shall be $31.875, which is equal to the closing price of the common stock of the Company as reported by the New York Stock Exchange on the fifth to the last trading day preceding the date of this Agreement. The "Put Right Exercise Period" and the "Call Offer Period" shall each be the 10-day period commencing on the 60th day after the date of this Agreement. A Put Right may be exercised and a Call Offer may be made only by written notice to the Company or the Holders, as the case may be, and such notice shall contain the number of Shares to be purchased and the identity of the Holder selling such Shares. The purchase price payable upon purchase and sale of the Shares subject to a Put Right or Call Offer hereunder shall be paid in cash on the Closing Date (as defined below).

                    (d) In the event of an exercise of a Put Right or the making of a Call Offer, the parties to such transaction shall mutually determine a closing date (a "Closing Date") which shall not be more than 10 days, subject to any applicable regulatory waiting periods, after the date the Put Right is exercised or Call Offer is made and accepted by one or more Holders, as the case may be, or if any such day is not a business day, then the first business day thereafter; provided, however, that in no event shall such Closing Date be later than December 30, 1996. Such closing ("Closing") shall be held at 11:00 a.m., local time, or at such other time and at such place as the parties may agree. On the Closing Date of a purchase of Shares pursuant to this Section, the Holders shall deliver to the Company certificates, with stock powers duly endorsed in blank, representing the Shares to be purchased. In the event any such Shares are then held in escrow under the Escrow Agreement, such Shares will be delivered by the Escrow Agent and the cash proceeds with respect thereto will be delivered to the Escrow Agent. In addition, if the person selling the Shares is the personal representative of a deceased Holder, the personal representative shall also deliver to the Company (i) copies of letters testamentary or letters of administration evidencing his appointment and qualification,
          (ii) a certificate issued by the Internal Revenue Service pursuant to Section 6325 of the United States Internal Revenue Code of 1986, as amended (the "Code"), discharging the Shares being sold from liens imposed by the Code (or, if it is not possible to obtain such certificate by the Closing Date, the sale of such Shares may be consummated and the proceeds placed in escrow pending receipt thereof), and (iii) an estate tax waiver issued by the state of the decedent's domicile.

               13. Amendment. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by the written consent of the Company and the Holders. Any amendment or waiver effected in accordance with this Section 16 shall be binding upon each Holder of any Registrable Shares then outstanding, each future holder of any Shares who is a party to this Agreement, and the Company.

               14. Notices, etc. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand, courier service, United States mail (return receipt requested) or by facsimile, addressed as follows:

                    If to the Company to:

                         Illinois Water Treatment, Inc.
                         c/o United States Filter Corporation
                         40-004 Cook Street
                         Palm Desert, CA  92211
                         Attention:  Chief Executive Officer
                         Telecopy: (619) 341-9368



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


                    with a copy to the General Counsel of United States Filter Corporation at the above address and telecopy number.

                    If to Holders to:

                         Thomas J. Goulet
                         765 West Jonathan Lane
                         Milwaukee, WI  53217

                              and

                         M&I Ventures Corporation
                         770 North Water Street
                         Milwaukee, WI  53202

                    with a required copy to:

                         Robert J. Loots
                         von Briesen, Purtell & Roper
                         400 East Wisconsin Avenue
                         Suite 700
                         Milwaukee, WI   53202-4470

          or to such other address or facsimile number of a party of which such party has given notice to the other parties pursuant to this Section.

               15. Entire Agreement; Severability. This Agreement and the Stock Purchase Agreement together with the Schedules and Exhibits thereto set forth all of the provisions, covenants, agreements, conditions and undertakings among the parties hereto with respect to the subject matter hereof. The provisions of this Agreement are severable, and in the event that any one or more provisions are deemed illegal or unenforceable, the remaining provisions shall remain in full force and effect.

               16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws (other than those with respect to choice of law) of the State of Delaware. Each of the parties hereto agrees that all claims in any action or proceeding arising out of or related to this Agreement may be heard and determined in any Delaware state court or federal court sitting in the State of Delaware.

               17. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.




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


               IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                        UNITED STATES FILTER CORPORATION


                                        By: ______________________________
                                            Damian C. Georgino
                                            Vice President, General Counsel
                                        and Secretary


                                        By: ______________________________
                                           Thomas J. Goulet


                                        M&I Ventures Corporation



                                        By: ______________________________
                                           William G. Krugler
                                           Vice President






























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